SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  March 1, 2004


                               NATIONAL COAL CORP
                           ---------------------------
                            (New name of registrant)




Florida                            0-26509                     65-06001212
- ---------------------            ---------                  -----------------
(State or other                 (Commission File No.)       (IRS Employer
jurisdiction of                                             Identification  No.)
incorporation)


                        319 Ebenezer Road, Knoxville, TN 37923
      --------------------------------------------------------------------
                             (Address of Registrant)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (865) 769-3749



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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

               None.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

               None.

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

               None.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               None.

ITEM 5.    OTHER EVENTS REGULATION FD DISCLOSURE

     On February 24, 2004, the company completed a restructure of $3,465,216 approximately of its short term debt with Webb Group. THe Webb Group debt was purchased by Crestview Capital LLC and it was extended to a due date of March 25, 2005 and modified as to certain provisions. The interest rate remains @ 12% per annum. The original debt on two notes of 3,194,900 had a conversion option to equity which has been modified to preclude conversion if the issuance would cause the debt holder to own more that 9.95% of the equity in the company when computed in accordance with Section 13d. Crestview purchased warrants from Webb Group concurrently issued with the original loan to purchase 1,597,250 shares @ $.55 per share until March 25, 2005.



ITEM 6.    RESIGNATION AND APPOINTMENT OF OFFICERS AND DIRECTORS

               None.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

        Financial Statements

               None.


        Exhibits

               10.1 Modified Note for $1,503,016
               10.2 Modified Note for $1,691,885
               10.3 Note for 75,000
               10.4 Note for 195,314
               10.5 Warrant to Webb Group for 751,500 shares
               10.6 Warrant to Webb Group for 845,750 shares
               10.7 Warrant Modification for 845,750 shares
               10.8 Warrant Modification for 751,500 shares

ITEM 8. CHANGE IN FISCAL YEAR

        None.

ITEM 9. REGULATION FD DISCLOSURE

        None.

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

        None.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDERREGISTRANT'S EMPLOYEE BENEFIT
         PLANS.

        None.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

        None.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 1, 2004                         NATIONAL COAL CORP


                                                  By: /s/ Jon Nix
                                                  ---------------------------
                                                  Jon Nix, President